UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2024
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2024, FingerMotion, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), which provides for the issuance and sale, in a registered direct offering by the Company of (i) 3,333,336 shares of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants (the “Common Warrants”) to purchase up to an aggregate of 5,000,004 shares of its common stock (the “Offering”) at a combined purchase price of $1.50 per share and one and one-half Common Warrants.

Each share of Common Stock was offered together with one and one-half Common Warrants, with each whole Common Warrant to purchase one share of Common Stock. The Common Warrants have an exercise price of $1.50 per share of Common Stock. The Common Warrants are exercisable upon issuance and expire five years from the date of issuance. The exercise price of the Common Warrants is subject to adjustment for share dividend, share splits, share combinations and similar capital transactions, as further described in the Common Warrants. In addition, the exercise price of the Common Warrants is subject to reduction in the event of certain Common Stock and Common Stock equivalent issuances, other than certain agreed exempt issuances, at a price lower than the exercise price of the Common Warrants then in effect. Furthermore, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock (each, a “Share Combination Event”) and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and ending immediately after the five consecutive trading days beginning on the date of such Share Combination Event, is less than the exercise price of the common warrants then in effect, then the exercise price of the common warrants will be reduced to the lowest daily volume weighted average price during such period.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers, and customary indemnification rights and obligations of the parties. In addition, the Purchase Agreement includes a participation right in favor of the Purchasers under which the Purchasers will be entitled, for a period of one year following closing, to participate in future equity financings of the Company up to a participation rate of a maximum of 40% of such offering. The Company has agreed not to enter into or complete certain equity financings, subject to certain agreed exemptions, for a 60 day period from the date of closing of the Offering. In addition, the Company has agreed not to enter into any “Variable Rate Transactions”, as defined in the Purchase Agreement, for a period of six months following closing of the Offering, provided that the Company is entitled to proceed with an “at-the-market offering” after the expiry of the initial 60 day period following closing. Certain directors, officers and 10% stockholders of the Company also entered into lock-up agreements in connection with the Offering under which they have agreed not to sell or transfer any of their equity securities in the Company for a period of 60 days, subject to certain customary exceptions.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) on December 20, 2024 with Roth Capital Partners, LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering and issued to the Placement Agent a placement agent warrant to purchase up to 250,000 shares of Common Stock at an exercise price of $1.88 per share (the “Placement Agent Warrant”) for a term of five years from the date of commencement of sales in the Offering. The Placement Agent Warrant includes adjustment provisions equivalent to the adjustment provisions provided to the Purchasers under the Common Warrants, as described above. In addition, the Company has agreed to pay the Placement Agent up to $110,000 for its expenses.

The shares of Common Stock, the Common Warrants and the Placement Agent Warrants described above and the shares of Common Stock underlying each of the Common Warrants and the Placement Agent Warrant were offered and sold pursuant to the Registration Statement on Form S-3 (File No. 333-274456), which was declared effective by the Securities and Exchange Commission on September 29, 2023 (the “Registration Statement”). The Company filed a prospectus supplement to the base prospectus incorporated in the Registration Statement with the SEC on December 23, 2024 in connection with the Offering.

The Company received net proceeds of approximately $4.44 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the fees and expenses of the Placement Agent. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes.

The foregoing summaries of the Common Warrants, the Placement Agent Warrant, the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as exhibits 4.1, 4.2, 10.1, 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

The Company issued press releases announcing the pricing of the Offering and the closing of the Offering on December 20, 2024 and December 23, 2024, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit	Description
4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Richards, Layton & Finger, P.A.
10.1	Placement Agency Agreement dated December 20, 2024, between the Company and Roth Capital Partners, LLC
10.2	Form of Securities Purchase Agreement dated December 20, 2024, between the Company and the Purchasers thereto
23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
99.1	Press Release dated December 20, 2024
99.2	Press Release dated December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: December 23, 2024	By: /s/ Martin J. Shen
Martin J. Shen CEO and Director

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